UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2019

CUBESMART

CUBESMART L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (CubeSmart) Delaware (CubeSmart, L.P.)	001-32324 000-54462	20-1024732 34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Old Lancaster Road Malvern, Pennsylvania 19355
(Address of Principal Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company (CubeSmart) ☐

Emerging Growth Company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Effective January 1, 2019, the board of trustees of CubeSmart (the “Company”) approved a new form of Restricted Share Agreement (the “Restricted Share Agreement”), a new form of Non-Qualified Share Option Agreement (the “Option Grant Agreement”), and a new form of Performance-Vested Restricted Share Agreement (the “Performance Share Agreement” and, collectively with the Restricted Share Agreement and the Option Grant Agreement, the “Grant Agreements”), in each case under the Company’s amended and restated 2007 Equity Incentive Plan (as amended and restated, effective June 1, 2016, the “2007 Equity Incentive Plan”).    Pursuant to the Grant Agreements, the Company may award restricted shares in the Company, performance shares in the Company and stock options to purchase common shares of the Company, respectively, to the Company’s executive officers under the 2007 Equity Incentive Plan.

    The Grant Agreements provide for vesting in equal installments over a three-year period, in the case of the Restricted Share Agreement and Option Grant Agreement, and a performance period of three years, in the case of the Performance Share Agreement.  The Grant Agreements generally conform to the previous form of grant agreements used by the Company under the 2007 Equity Incentive Plan except that the Grant Agreements provide for continued vesting or a continued performance period, as applicable, in the event of a “Retirement” of the executive, which is defined as reaching the age of 60 plus a minimum of 10 years of employment with the Company.  In the case of the Restricted Share Agreement, the shares continue to vest in annual installments in accordance with the original terms. In the case of the Option Grant Agreement, in addition to continued vesting in installments in accordance with the original terms, the new form also provides that the options expire on the earlier of the original term of the option or five years from the date of Retirement.  The Performance Share Agreement provides that a pro-rated amount of unvested performance shares will vest on the last day of the original performance period based upon the proportion of the performance period that elapsed between the grant date and the date of Retirement.

    The foregoing descriptions of the Grant Agreements do not purport to be complete and are subject to, and are qualified in their entireties by, the full text of the Restricted Share Agreement, the Option Grant Agreement and the Performance Share Agreement which are attached hereto as Exhibit 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Form of Restricted Share Agreement under CubeSmart’s 2007 Equity Incentive Plan.

99.2	Form of Non-Qualified Share Option Agreement under CubeSmart’s 2007 Equity Incentive Plan.

99.3	Form of Performance-Vested Restricted Share Agreement under CubeSmart’s 2007 Equity Incentive Plan.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: January 3, 2019	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

Date: January 3, 2019	By:	CUBESMART, its general partner

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary